Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(122,239,265)
Realized Trading Gain (Loss) on Swaps	(23,222,157)
Unrealized Gain (Loss) on Market Value of Futures	142,983,140
Unrealized Gain (Loss) on Market Value of Swaps	26,707,217
Dividend Income	9,630
Interest Income	8,824
ETF Transaction Fees	25,000
Total Income (Loss)	$24,272,389

Expenses
General Partner Management Fees	$375,916
Brokerage Commissions	353,103
Tax Reporting Fees	104,046
Audit Fees	13,151
NYMEX License Fee	9,398
Non-interested Directors' Fees and Expenses	6,744
Prepaid Insurance Expense	4,847
Total Expenses	$867,205
Net Income (Loss)	$23,405,184

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$777,630,034
Additions (16,700,000 Units)	254,667,749
Redemptions (13,200,000 Units)	(203,814,623)
Net Income (Loss)	23,405,184

Net Asset Value End of Month	$851,888,344
Net Asset Value Per Unit (52,066,476 Units)	$16.36

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502